Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES First QUARTER 2025 RESULTS

VERO BEACH, Fla. (April 24, 2025) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2025.

First Quarter 2025 Results

●	Net income of $17.1 million, or $0.18 per common share, which consists of:
●	Net interest income of $19.7 million, or $0.21 per common share
●	Total expenses of $4.2 million, or $0.04 per common share
●

Net realized and unrealized gains of $1.6 million, or $0.02 per common share, on RMBS and derivative instruments, including net interest income on interest rate swaps (initially estimated and reported as $0.17 per share on April 9, 2025)

●	First quarter dividends declared and paid of $0.36 per common share
●	Book value per common share of $7.94 at March 31, 2025
●	Total return of 2.60%, comprised of $0.36 dividend per common share and $0.15 decrease in book value per common share, divided by beginning book value per common share

Other Financial Highlights

●	Orchid maintained a strong liquidity position of $446.5 million in cash and cash equivalents and unpledged securities, or approximately 52% of stockholders' equity as of March 31, 2025
●	Borrowing capacity in excess of March 31, 2025 outstanding repurchase agreement balances of $6.4 billion, spread across 24 active lenders
●	Company to discuss results on Friday, April 25, 2025, at 10:00 AM ET
●	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at https://ir.orchidislandcapital.com

Management Commentary

Commenting on the first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The first quarter of 2025 was essentially a continuation of the fourth quarter of 2024, at least for the first two months or so.  While economic data and events generally are never uniformly stable or consistent, the first quarter of 2025 was relatively uneventful.  Interest rates were generally range bound, and volatility was low for most of the first quarter.  These are ideal conditions for a levered investment strategy in Agency RMBS.  Accordingly, the Company and the Agency RMBS market generated attractive returns for the period.  The Company’s stock also traded well during the quarter – at least until the last week of the quarter. The Company was able to take advantage of the calm conditions and price performance of its common stock during the first quarter to raise additional capital generally at a slight premium to book value and deploy the proceeds in an attractive investment environment.

“In March of 2025 the Trump administration introduced the first of several tariffs.  The administration indicated there was more to come in the near future, and market expectations for growth and inflation began to erode quickly.  Sentiment was further depressed when some incoming economic data was consistent with stagflation – the combination of slowing economic growth and inflation. The tariff announcements late in the first quarter and in early April brought the favorable market conditions present through most of the first quarter of 2025 to an abrupt end.  In fact, conditions were reminiscent of March 2020 when the COVID-19 pandemic first emerged in the United States and led to a rapid de-leveraging that materially depressed prices of all asset classes. In early April, the Company sold assets as needed to maintain leverage at acceptable levels and was able to do so without suffering material permanent losses to date.  Since March 31, 2025, the portfolio was reduced by approximately 8% and book value declined by approximately 8.8% by April 17, 2025. It is not clear if these conditions have subsided fully or if they will return. Accordingly, the Company intends to maintain prudent leverage and ample liquidity while the threat of turbulent market conditions persists.

Details of First Quarter 2025 Results of Operations

The Company reported net income of $17.1 million for the three month period ended March 31, 2025, compared with net income of $19.8 million for the three month period ended March 31, 2024. Interest income on the portfolio in the first quarter was up approximately $9.1 million from the fourth quarter of 2024. The yield on our average Agency RMBS increased from 5.38% in the fourth quarter of 2024 to 5.41% for the first quarter of 2025, and our repurchase agreement borrowing costs decreased from 4.98% for the fourth quarter of 2024 to 4.29% for the first quarter of 2025. Book value decreased by $0.15 per share in the first quarter of 2025. The decrease in book value reflects our net income of $0.18 per share and the dividend distribution of $0.36 per share. The Company recorded net realized and unrealized gains of $1.6 million on Agency RMBS assets and derivative instruments, including net interest income on interest rate swaps.

Prepayments

For the quarter ended March 31, 2025, Orchid received $133.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 7.8%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2025	7.8	4.5	7.8
December 31, 2024	10.6	7.0	10.5
September 30, 2024	8.8	6.4	8.8
June 30, 2024	7.6	7.1	7.6
March 31, 2024	6.0	5.9	6.0

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS (as defined below) and structured RMBS as of March 31, 2025 and December 31, 2024:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
March 31, 2025
Fixed Rate RMBS	$6,723,011	99.8%	5.33%	333	1-Apr-55
Interest-Only Securities	14,850	0.2%	4.01%	209	25-Jul-48
Inverse Interest-Only Securities	233	0.0%	0.00%	258	15-Jun-42
Total Mortgage Assets	$6,738,094	100.0%	5.30%	332	1-Apr-55
December 31, 2024
Fixed Rate RMBS	$5,237,812	99.7%	5.03%	330	1-Nov-54
Interest-Only Securities	15,308	0.3%	4.01%	212	25-Jul-48
Inverse Interest-Only Securities	190	0.0%	0.00%	261	15-Jun-42
Total Mortgage Assets	$5,253,310	100.0%	4.99%	328	1-Nov-54

($ in thousands)
	March 31, 2025		December 31, 2024
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$4,142,552	61.5%	$3,693,032	70.3%
Freddie Mac	2,595,542	38.5%	1,560,278	29.7%
Total Portfolio	$6,738,094	100.0%	$5,253,310	100.0%

	March 31, 2025	December 31, 2024
Weighted Average Pass-through Purchase Price	$102.27	$102.45
Weighted Average Structured Purchase Price	$18.74	$18.74
Weighted Average Pass-through Current Price	$99.32	$96.44
Weighted Average Structured Current Price	$14.40	$14.38
Effective Duration (1)	3.560	4.200

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 3.560 indicates that an interest rate increase of 1.0% would be expected to cause a 3.560% decrease in the value of the RMBS in the Company’s investment portfolio at March 31, 2025. An effective duration of 4.200 indicates that an interest rate increase of 1.0% would be expected to cause a 4.200% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2024. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2025, the Company had outstanding repurchase obligations of approximately $6,418.6 million with a net weighted average borrowing rate of 4.46%. These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $6,723.2 million and cash pledged to counterparties of approximately $2.8 million. The Company’s adjusted leverage ratio, defined as the balance of repurchase agreement liabilities divided by stockholders' equity, at March 31, 2025 was 7.5 to 1. At March 31, 2025, the Company’s liquidity was approximately $446.5 million consisting of cash and cash equivalents and unpledged RMBS. To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of our outstanding borrowings under repurchase obligations at March 31, 2025.

($ in thousands)
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	in Days
J.P. Morgan Securities LLC	$360,622	5.63%	4.46%	44
Wells Fargo Bank, N.A.	357,342	5.57%	4.45%	20
MUFG Securities Canada, Ltd.	339,814	5.29%	4.42%	14
Merrill Lynch, Pierce, Fenner & Smith	337,229	5.25%	4.47%	31
ABN AMRO Bank N.V.	335,085	5.22%	4.46%	25
Citigroup Global Markets Inc	316,891	4.94%	4.46%	27
RBC Capital Markets, LLC	315,802	4.92%	4.46%	82
Mirae Asset Securities (USA) Inc.	301,984	4.70%	4.50%	94
Clear Street LLC	298,418	4.65%	4.46%	40
DV Securities, LLC Repo	297,854	4.64%	4.45%	56
Cantor Fitzgerald & Co	297,090	4.63%	4.46%	41
ASL Capital Markets Inc.	295,968	4.61%	4.45%	43
StoneX Financial Inc.	291,477	4.54%	4.45%	51
Daiwa Securities America Inc.	278,700	4.34%	4.46%	31
South Street Securities, LLC	271,723	4.23%	4.45%	31
Goldman, Sachs & Co	269,917	4.21%	4.46%	28
Marex Capital Markets Inc.	268,736	4.19%	4.45%	57
ING Financial Markets LLC	255,390	3.98%	4.46%	33
Bank of Montreal	236,865	3.69%	4.47%	23
Mitsubishi UFJ Securities (USA), Inc.	201,119	3.13%	4.46%	71
The Bank of Nova Scotia	191,609	2.99%	4.47%	21
Banco Santander SA	140,103	2.18%	4.46%	17
Nomura Securities International, Inc.	122,879	1.91%	4.46%	30
Lucid Prime Fund, LLC	36,024	0.56%	4.47%	16
Total / Weighted Average	$6,418,641	100.00%	4.46%	40

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts. The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented. At March 31, 2025, such instruments were comprised of U.S. Treasury note (“T-Note”) and Secured Overnight Financing Rate ("SOFR") futures contracts, interest rate swap agreements and contracts to sell to-be-announced ("TBA") securities.

The table below presents information related to the Company’s T-Note and SOFR futures contracts at March 31, 2025.

($ in thousands)
	March 31, 2025
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
U.S. Treasury Note Futures Contracts (Short Positions)(2)
June 2025 5-year T-Note futures (Jun 2025 - Jun 2030 Hedge Period)	$377,500	4.16%	3.94%	$(3,371)
June 2025 10-year T-Note futures (Jun 2025 - Jun 2035 Hedge Period)	193,500	4.23%	4.09%	(1,692)
June 2025 10-year Ultra futures (Jun 2025 - Jun 2035 Hedge Period)	137,500	4.37%	4.24%	(1,611)
SOFR Futures Contracts (Short Positions)
September 2025 3-Month SOFR futures (Jun 2025 - Sep 2025 Hedge Period)	$28,750	4.05%	4.08%	$9
December 2025 3-Month SOFR futures (Sep 2025 - Dec 2025 Hedge Period)	28,750	3.83%	3.81%	(4)
March 2026 3-Month SOFR futures (Dec 2025 - Mar 2026 Hedge Period)	28,750	3.69%	3.63%	(19)
June 2026 3-Month SOFR futures (Mar 2026 - Jun 2026 Hedge Period)	28,750	3.61%	3.51%	(29)
September 2026 3-Month SOFR futures (Jun 2026 - Sep 2026 Hedge Period)	28,750	3.57%	3.44%	(35)
December 2026 3-Month SOFR futures (Sep 2026 - Dec 2026 Hedge Period)	28,750	3.55%	3.43%	(37)
March 2027 3-Month SOFR futures (Dec 2026 - Mar 2027 Hedge Period)	28,750	3.56%	3.44%	(35)
June 2027 3-Month SOFR futures (Mar 2027 - Jun 2027 Hedge Period)	28,750	3.56%	3.46%	(30)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	5-Year T-Note futures contracts were valued at a price of $108.16 at March 31, 2025. The aggregate contract values of the short positions were $408.3 million at March 31, 2025. 10-Year T-Note futures contracts were valued at a price of $111.22 at March 31, 2025. The aggregate contract values of the short positions were $215.2 million at March 31, 2025. 10-Year Ultra futures contracts were valued at a price of $114.13 at March 31, 2025. The aggregate contract values of the short positions were $156.9 million at March 31, 2025.

The table below presents information related to the Company’s interest rate swap positions at March 31, 2025.

($ in thousands)
		Average
		Fixed	Average	Average
	Notional	Pay	Receive	Maturity
	Amount	Rate	Rate	(Years)
Expiration > 1 to ≤ 5 years	$1,345,000	2.62%	4.41%	3.8
Expiration > 5 years	2,564,300	3.64%	4.43%	7.1
	$3,909,300	3.29%	4.42%	6.0

The following table summarizes our contracts to sell TBA securities as of March 31, 2025.

($ in thousands)
	Notional
	Amount			Net
	Long	Cost	Market	Carrying
	(Short)(1)	Basis(2)	Value(3)	Value(4)
March 31, 2025
15-Year TBA securities:
5.0%	$200,000	$200,330	$200,773	$443
	$200,000	$200,330	$200,773	$443

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)

Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities) at fair value in our balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$6.975	$4,662
2014	10.800	22,643
2015	9.600	38,748
2016	8.400	41,388
2017	8.400	70,717
2018	5.350	55,814
2019	4.800	54,421
2020	3.950	53,570
2021	3.900	97,601
2022	2.475	87,906
2023	1.800	81,127
2024	1.440	96,309
2025 - YTD(1)	0.480	48,563
Totals	$68.370	$753,469

(1)

On April 9, 2025, the Company declared a dividend of $0.12 per share to be paid on May 29, 2025. The effect of this dividend is included in the table above but is not reflected in the Company’s financial statements as of March 31, 2025.

Book Value Per Share

The Company's book value per share at March 31, 2025 was $7.94. The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2025, the Company's stockholders' equity was $855.9 million with 107,786,614 shares of common stock outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (the “GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities. As of March 31, 2025, approximately 97.9% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio. At December 31, 2024, the allocation to the PT RMBS portfolio was approximately 97.2%.

The table below details the changes to the respective sub-portfolios during the quarter.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass-	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market value - December 31, 2024	$5,237,812	$15,308	$190	$15,498	$5,253,310
Securities purchased	1,710,118	-	-	-	1,710,118
Securities sold	(168,634)	-	-	-	(168,634)
Losses on sales	(1,298)	-	-	-	(1,298)
Return of investment	n/a	(562)	-	(562)	(562)
Pay-downs	(132,432)	n/a	n/a	n/a	(132,432)
Discount accretion due to pay-downs	2,608	n/a	n/a	n/a	2,608
Mark to market gains	74,837	104	43	147	74,984
Market value - March 31, 2025	$6,723,011	$14,850	$233	$15,083	$6,738,094

The tables below present the allocation of capital between the respective portfolios at March 31, 2025 and December 31, 2024 and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2025.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass-	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
March 31, 2025
Market value	$6,723,011	$14,850	$233	$15,083	$6,738,094
Cash	400,092	-	-	-	400,092
Borrowings(1)	(6,418,641)	-	-	-	(6,418,641)
Total	$704,462	$14,850	$233	$15,083	$719,545
% of Total	97.9%	2.1%	0.0%	2.1%	100.0%
December 31, 2024
Market value	$5,237,812	$15,308	$190	$15,498	$5,253,310
Cash	335,053	-	-	-	335,053
Borrowings(2)	(5,025,543)	-	-	-	(5,025,543)
Total	$547,322	$15,308	$190	$15,498	$562,820
% of Total	97.2%	2.7%	0.0%	2.8%	100.0%

(1)

At March 31, 2025, there were outstanding repurchase agreement balances of $12.1 million secured by IO securities and $0.2 million secured by IIO securities. We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)

At December 31, 2024, there were outstanding repurchase agreement balances of $12.5 million secured by IO securities and $0.1 million secured by IIO securities. We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 3.8% and 2.8%, respectively, for the first quarter of 2025. The combined portfolio generated a return on invested capital of approximately 3.8%.

($ in thousands)
Returns for the Quarter Ended March 31, 2025
		Structured Security Portfolio
			Inverse
	Pass-	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Income (net of borrowing cost)	$19,431	$282	$-	$282	$19,713
Realized and unrealized gains	76,147	104	43	147	76,294
Derivative losses	(74,659)	n/a	n/a	n/a	(74,659)
Total Return	$20,919	$386	$43	$429	$21,348
Beginning Capital Allocation	$547,322	$15,308	$190	$15,498	$562,820
Return on Invested Capital for the Quarter(1)	3.8%	2.5%	22.6%	2.8%	3.8%
Average Capital Allocation(2)	$625,892	$15,079	$212	$15,291	$641,183
Return on Average Invested Capital for the Quarter(3)	3.3%	2.6%	20.3%	2.8%	3.3%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Stock Offerings

On March 7, 2023, we entered into an equity distribution agreement (the “March 2023 Equity Distribution Agreement”) with three sales agents pursuant to which we could offer and sell, from time to time, up to an aggregate amount of $250,000,000 of shares of our common stock in transactions that were deemed to be “at the market” offerings and privately negotiated transactions. We issued a total of 24,675,497 shares under the March 2023 Equity Distribution Agreement for aggregate gross proceeds of approximately $228.8 million and net proceeds of approximately $225.0 million, after commissions and fees, prior to its termination in June 2024.

On June 11, 2024, we entered into an equity distribution agreement (the “June 2024 Equity Distribution Agreement”) with three sales agents pursuant to which we could offer and sell, from time to time, up to an aggregate amount of $250,000,000 of shares of the our common stock in transactions that were deemed to be “at the market” offerings and privately negotiated transactions. We issued a total of 30,513,253 shares under the June 2024 Equity Distribution Agreement for aggregate gross proceeds of approximately $250.0 million and net proceeds of approximately $245.8 million, after commissions and fees, prior to its termination in February 2025.

On February 24, 2025, we entered into an equity distribution agreement (the “February 2025 Equity Distribution Agreement”) with four sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $350,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions. Through March 31, 2025, we issued a total of 14,470,882 shares under the February 2025 Equity Distribution Agreement for aggregate gross proceeds of approximately $123.7 million, and net proceeds of approximately $121.7 million, after commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Company’s Board of Directors authorized the repurchase of up to 400,000 shares of our common stock. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 904,564 shares of the Company’s common stock. Coupled with the 156,751 shares remaining from the original 400,000 share authorization, the increased authorization brought the total authorization to 1,061,316 shares, representing 10% of the Company’s then outstanding share count. On December 9, 2021, the Board of Directors approved an increase in the number of shares of the Company’s common stock available in the stock repurchase program for up to an additional 3,372,399 shares, bringing the remaining authorization under the stock repurchase program to 3,539,861 shares, representing approximately 10% of the Company’s then outstanding shares of common stock. On October 12, 2022, the Board of Directors approved an increase in the number of shares of the Company’s common stock available in the stock repurchase program for up to an additional 4,300,000 shares, bringing the remaining authorization under the stock repurchase program to 6,183,601 shares, representing approximately 18% of the Company’s then outstanding shares of common stock. This stock repurchase program has no termination date.

From the inception of the stock repurchase program through March 31, 2025, the Company repurchased a total of 5,144,602 shares at an aggregate cost of approximately $77.5 million, including commissions and fees, for a weighted average price of $15.07 per share. The Company did not repurchase any shares during the three months ended March 31, 2025. Subsequent to March 31, 2025, the Company repurchased a total of 1,113,224 shares at an aggregate cost of approximately $7.3 million, including commissions and fees, for a weighted average price of $6.52 per share. The remaining authorization under the stock repurchase program as of April 25, 2025 was 2,719,137 shares.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, April 25, 2025, at 10:00 AM ET. Participants can register and receive dial-in information at https://register-conf.media-server.com/register/BIa11531c18dc949b0a893a6a0aa5ee8a0. A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/9r3bcbth or via the investor relations section of the Company's website at https://ir.orchidislandcapital.com. An audio archive of the webcast will be available for 30 days after the call.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates, and CMOs issued by the GSEs, and (ii) structured Agency RMBS, such as IOs, IIOs and principal only securities, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, inflation, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio composition, positioning and repositioning, hedging levels, leverage ratio, dividends, investment and return opportunities, the supply and demand for Agency RMBS and the performance of the Agency RMBS sector generally, the effect of actual or expected actions of the U.S. government, including the Fed, market expectations, capital raising, future opportunities and prospects of the Company, the stock repurchase program, geopolitical uncertainty and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:

Orchid Island Capital, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2025, and December 31, 2024, and the unaudited quarterly statements of operations for the three months ended March 31, 2025 and 2024. Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	March 31, 2025	December 31, 2024
ASSETS:
Mortgage-backed securities, at fair value	$6,738,094	$5,253,310
U.S. Treasury securities, available-for-sale	125,543	100,551
Cash, cash equivalents and restricted cash	400,092	335,053
Accrued interest receivable	31,518	23,044
Derivative assets, at fair value	6,710	9,277
Receivable for investment securities and TBA transactions	1,466	-
Other assets	861	392
Total Assets	$7,304,284	$5,721,627

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$6,418,641	$5,025,543
Payable for investment securities and TBA transactions	23	-
Dividends payable	12,960	9,940
Derivative liabilities, at fair value	-	332
Accrued interest payable	13,293	10,750
Due to affiliates	1,349	1,167
Other liabilities	2,138	5,395
Total Liabilities	6,448,404	5,053,127
Total Stockholders' Equity	855,880	668,500
Total Liabilities and Stockholders' Equity	$7,304,284	$5,721,627
Common shares outstanding	107,786,614	82,622,464
Book value per share	$7.94	$8.09

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2025	2024
Interest income	$81,090	$48,871
Interest expense	(61,377)	(51,361)
Net interest income (expense)	19,713	(2,490)
Gains on RMBS and derivative contracts	1,635	26,004
Net portfolio income	21,348	23,514
Expenses	4,226	3,738
Net income	$17,122	$19,776
Other comprehensive income (loss)	250	(47)
Comprehensive net income	$17,372	$19,729

Basic and diluted net income per share	$0.18	$0.38
Weighted Average Shares Outstanding	95,174,719	51,604,135
Dividends Declared Per Common Share:	$0.36	$0.36

	Three Months Ended March 31,
Key Balance Sheet Metrics	2025	2024
Average RMBS(1)	$5,995,702	$3,887,545
Average repurchase agreements(1)	5,722,092	3,708,573
Average stockholders' equity(1)	762,190	475,788
Adjusted leverage ratio - as of period end(2)	7.5:1	7.7:1
Economic leverage ratio - as of period end(3)	7.8:1	7.0:1

Key Performance Metrics
Average yield on RMBS(4)	5.41%	5.03%
Average cost of funds(4)	4.29%	5.54%
Average economic cost of funds(5)	2.83%	2.56%
Average interest rate spread(6)	1.12%	(0.51)%
Average economic interest rate spread(7)	2.58%	2.47%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The adjusted leverage ratio is calculated by dividing ending repurchase agreement liabilities by ending stockholders’ equity.
(3)	The economic leverage ratio is calculated by dividing ending total liabilities adjusted for net notional TBA positions by ending stockholders' equity.
(4)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(5)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(6)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(7)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.